UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014 (July 28, 2014)

Cardtronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On July 28, 2014, Cardtronics, Inc. (the “Company”) completed the issuance and sale (the “Offering”) of $250,000,000 aggregate principal amount of its 5.125% Senior Notes due 2022 (the “Notes”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other initial purchasers (the “Initial Purchasers”). The Notes were issued pursuant to an indenture, dated as of July 28, 2014 (the “Indenture”), by and among the Company, the subsidiary guarantors name therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes and Guarantees (as defined in the Indenture) rank (i) equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness, (ii) effectively junior to secured debt to the extent of the collateral securing such debt, and (iii) structurally junior to existing and future indebtedness of the Company’s non-guarantor subsidiaries. The Notes and Guarantees rank senior in right of payment to any of the Company’s and the Guarantors’ existing and future subordinated indebtedness.

Interest on the Notes accrues from July 28, 2014 at a rate of 5.125% per year. Interest on the Notes is payable semi-annually in arrears on August 1 and February 1 of each year, commencing on February 1, 2015.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of its restricted subsidiaries to:

•	incur or guarantee additional indebtedness;

•	make certain investments or pay dividends or distributions on the Company’s capital stock or repurchase capital stock or make certain other restricted payments;

•	consolidate or merge with or into other companies;

•	conduct asset sales;

•	restrict dividends or other payments by restricted subsidiaries;

•	engage in transactions with affiliates or related parties; and

•	create liens.

These and other covenants that are contained in the Indenture are subject to important exceptions and qualifications.

On or after August 1, 2017, the Company may redeem all or part of the Notes at the following redemption prices, plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2017	103.844%
2018	102.563%
2019	101.281%
2020 and thereafter	100.000%

In addition, at any time prior to August 1, 2017, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price of 105.125% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of such redemption.

At any time prior to August 1, 2017, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus the Applicable Premium (as defined in the Indenture), together with any accrued and unpaid interest to the date of such redemption.

Upon the occurrence of a Change of Control, unless the Company has exercised its optional redemption right in respect of the Notes, the holders of the Notes will have the right to require the Company to repurchase all or a portion of the Notes at a price not less than 101% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of purchase.

A copy of the Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The description of the Indenture and the Notes contained herein is qualified in entirety by the full text of such instruments.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers, dated July 28, 2014. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes. In addition, the Company and the Guarantors have agreed to exchange the guarantee related to the Notes for a registered guarantee having substantially the same terms as the original guarantee. The Company and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 365 days after the issuance of the Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

A copy of the Registration Rights Agreement is filed as Exhibit 4.3 hereto and is incorporated herein by reference. The description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Relationships

Some of the Initial Purchasers or their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates, including in connection with vault cash transactions and ATM branding services. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the Initial Purchasers or their affiliates are holders of the Company’s 8.250% Senior Subordinated Notes due 2018 (“2018 Notes”) and as such may indirectly receive a portion of the net proceeds of the Offering through participation in the Company’s previously announced tender offer and consent solicitation for the 2018 Notes. Affiliates of one or more of the initial purchasers are lenders and/or agents under the Company’s revolving credit facility and as such may receive a portion of the net proceeds of the offering to the extent such proceeds are used to repay borrowings under the revolving credit facility.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information included under the heading “Indenture” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

4.1	Indenture, dated as of July 28, 2014, by and among Cardtronics, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.125% Senior Note due 2022 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of July 28, 2014, by and among Cardtronics, Inc., the subsidiary guarantors named therein and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as representative of the initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS, INC.

By:	/s/ J. Chris Brewster

J. Chris Brewster
Chief Financial Officer

Dated: July 29, 2014

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1	Indenture, dated as of July 28, 2014, by and among Cardtronics, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.125% Senior Note due 2022 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of July 28, 2014, by and among Cardtronics, Inc., the subsidiary guarantors named therein and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as representative of the initial purchasers named therein.